UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/15/2010

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34600

Delaware	26-2593535
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2530 Meridian Parkway
Durham, NC 27713
(Address of principal executive offices, including zip code)

919-855-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 15, 2010, Oxygen Biotherapeutics, Inc. (the "Company") entered into a Master Agreement (the "Agreement") with Dermacyte Switzerland, Ltd ("DSL"), whereby the Company granted DSL exclusive rights to distribute Dermacyte(R) products, and the non-exclusive right to use the Dermacyte trademark, in the European Union, Switzerland and Russia. The term of the Agreement begins on December 15, 2010 and will expire December 15, 2015.

Under the terms of the Agreement, DSL has committed to purchasing 40,000 units of product by December 31, 2011, with a ten percent annual growth rate thereafter, based on the 40,000 units. If DSL purchases 60,000 units of product before December 31, 2011, the Company will grant a 30-day option to DSL to expand the applicable territory to include South America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxygen Biotherapeutics, Inc.

Date: December 20, 2010	By:	/s/ Chris Stern
Chris Stern
CEO